Exhibit 23.1

ChuoAoyama PricewaterhouseCoopers	PRICEWATERHOUSECOOPERS
Kasumigaseki Bldg. 32nd Floor
3-2-5, Kasumigaseki, Chiyoda-ku,
Tokyo 100-6088, Japan

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Sony Corporation (Sony Kabushiki Kaisha)

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 2005, relating to the consolidated financial statements and consolidated financial statement schedules, which appears in Sony Corporation’s Annual Report on Form 20-F for the year ended March 31, 2005.

/s/ ChuoAoyama PricewaterhouseCoopers
Tokyo, Japan

November 15 , 2005